Exhibit 99.1

ADVENT SOFTWARE REPORTS THIRD QUARTER

2014 RESULTS

•                  GAAP Diluted EPS of $0.22, up 22%

•                  Non-GAAP Diluted EPS of $0.37, up 18%

•                  Operating Cash Flow of $28 Million, up 24%

SAN FRANCISCO — October 27, 2014 — Advent Software, Inc. (NASDAQ: ADVS), a leading provider of software and services to the global investment management industry, announced today its financial results for the third quarter ended September 30, 2014.

“Advent posted another solid performance in the quarter, with excellent profitability and robust cash flow,” said Pete Hess, Chief Executive Officer of Advent. “We had great attendance at AdventConnect, our annual client conference, and clients and prospects responded enthusiastically to the many enhancements we showcased across our solution suite, as evidenced by our strong renewals and healthy bookings this quarter.”

THIRD QUARTER 2014 RESULTS

GAAP Results for Continuing Operations

Advent reported quarterly revenue of $99.0 million for the third quarter of 2014, compared to $96.8 million in the third quarter of 2013, a 2% increase.

Operating income for the third quarter of 2014 was $20.2 million, or 20.5% of revenue, compared to operating income of $17.4 million in the third quarter of 2013, a 17% increase.

Net income for the third quarter of 2014 was $12.0 million, compared to net income of $9.8 million in the third quarter of 2013. On a fully diluted basis, earnings per share for the third quarter of 2014 were $0.22 compared to $0.18 in the third quarter of 2013, a 22% increase.

Operating cash flow for the third quarter of 2014 was $28.3 million, compared with $22.8 million in the third quarter of 2013, a 24% increase.

Cash and cash equivalents totaled $37 million as of September 30, 2014, compared to $41 million as of June 30, 2014. Total outstanding debt as of September 30, 2014 was $255 million compared to $280 million as of June 30, 2014.

Deferred revenue as of September 30, 2014 was $184 million, compared to $183 million as of June 30, 2014.

During the quarter, Advent’s Board of Directors approved a quarterly dividend of $0.13 per share. The cash dividend payment was made on October 15, 2014 to shareholders of record of Advent’s common stock at the close of business on September 30, 2014.

Non-GAAP Results for Continuing Operations

Non-GAAP operating income for the third quarter of 2014 was $32.1 million, or 32.4% of revenue, an 11% increase compared to $29.0 million, or 30.0% of revenue, in the third quarter of 2013.

On a fully diluted basis, non-GAAP earnings per share were $0.37 for the third quarter of 2014 and represent an 18% increase from non-GAAP diluted net income per share of $0.31 in the third quarter of 2013.

The reconciliation between GAAP and non-GAAP financial measures is provided at the end of this press release.

HIGHLIGHTS

•                  Solid Third Quarter Bookings with Strong Renewals:  The Annual Contract Value (ACV) of our new contract bookings in the third quarter of 2014 will contribute $7.2 million in annual revenue once the contracts are fully implemented.  The initial renewal rate for the second quarter of 2014 was 95%. The renewal rate from the first quarter of 2014 increased by three points to 97% as additional cash was collected.

•                  Continued Client Success: New customers added in the third quarter include St. Denis J. Villere & Company, Ziegler Capital Management, LLC, Churchill Management Company, and Prince Street Capital Management, LLC, while Raymond James Investment Services Ltd and Somerset Capital Management Limited deepened their Advent relationships by buying additional products.

•                  AdventConnect 2014 Showcases Product Upgrades” Advent showcased enhancements across its product suite at AdventConnect including: new capabilities within Geneva® to address regulations like FATCA and AIFMD; improved CRM workflow, platform reporting enhancements, and Salesforce integration for APX; and in Black Diamond℠, Advent unveiled the new investor experience, along with upgrades to rebalancing and data mining functionality. The company also further strengthened Moxy® and Advent Rules Manager® with enhanced real-time pricing among many other new capabilities.

•                  Award-Winning Solutions & Company: Advent Portfolio Exchange® (APX) was awarded “Best Client Reporting System” at the Systems in the City Awards 2014 ceremony in London.

FINANCIAL GUIDANCE

Advent updates the following financial guidance for the fourth quarter and fiscal year 2014:

Guidance	Q4 2014	FY 2014
Total Revenue ($M)	$99 - $102	$395 - $398
GAAP Operating Margin	n/a	20.5% - 21.0%
Stock Compensation Expense (% of revenue)	n/a	8.0%
Amortization of Intangibles (% of revenue)	n/a	2.0%
Restructuring (% of revenue)	n/a	1.0%
Non-GAAP Operating Margin	n/a	31.5% - 32.0%
Operating Cash Flow ($M)	n/a	$105 - $115
Capital Expenditures ($M)	n/a	$8 - $11
Effective Tax Rate (GAAP)	n/a	35% - 40%
Effective Tax Rate (non-GAAP)	n/a	35%

INVESTOR CALL

Advent Software, Inc. will host its Q3 2014 quarterly earnings conference call at 5:00 p.m. Eastern time today. The Q3 2014 earnings presentation and trended disclosures file, which include highlights and detailed financial information, are currently available at http://investor.advent.com. To participate via phone, please dial 877-546-5020 and request conference ID # 79682130. Telephone replay will be available through midnight November 6, 2014. The replay number for domestic callers is 888-286-8010, and for international callers is 617-801-6888, with the conference ID of # 32551486. The conference call will also be webcast live and then archived on http://investor.advent.com.

ABOUT ADVENT

Over the last 30 years of industry change, our core mission to help our clients focus on their unique strategies and deliver exceptional investor service has never wavered. With unparalleled precision and ahead of the curve solutions, we’ve helped over 4,300 firms in more than 50 countries - from established global institutions to small start-up practices — to grow their business and thrive.  Advent technology helps firms minimize risk, work together seamlessly, and discover new opportunities in a constantly evolving world. Together with our clients, we are shaping the future of investment management. For more information on Advent products visit http://www.advent.com.

ABOUT NON-GAAP FINANCIAL INFORMATION

This press release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP), please see the accompanying tables entitled “Reconciliation of Selected Continuing Operations’ GAAP Measures to Non-GAAP Measures” and “Reconciliation of Projected Continuing Operations’ GAAP Operating Income % to Non-GAAP Operating Income %”.

FORWARD-LOOKING STATEMENTS

The financial projections under Financial Guidance and any other forward-looking statements included in this presentation reflect management’s best judgment based on factors currently known and involve risks and uncertainties; our actual results may differ materially from those discussed here.  These risks and uncertainties include: potential fluctuations in new contract bookings, renewal rates, operating results and future growth rates; continued market acceptance of our products; the successful development, release and market acceptance of new products and product enhancements; uncertainties and fluctuations in the financial markets; the Company’s ability to declare future dividends; the Company’s ability to satisfy contractual performance requirements and other risks detailed from time to time in our SEC reports including, but not limited to, our quarterly reports on Form 10-Q and our 2013 Annual Report on Form 10-K.  The Company disclaims any intention or obligation to publicly update or revise any forward-looking statements including any guidance, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Advent, the Advent logo, Advent Software, Geneva®, Advent Portfolio Exchange®, Moxy® and Advent Rules Manager® are registered trademarks, and Black Diamond is a mark, of Advent Software, Inc.  Any other company names or marks mentioned herein are those of their respective owners.

CONTACTS
Media Contact:
Kendall Reischl
Advent Software, Inc.
(415) 645-1771
kendall.reischl@advent.com

Investor Relations Contact:
Justin Ritchie
Advent Software, Inc.
(415) 645-1683
jritchie@advent.com

ADVENT SOFTWARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(GAAP, Unaudited)

	September 30	December 31
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$36,692	$33,828
Accounts receivable, net	55,280	58,717
Deferred taxes, current	24,897	24,898
Prepaid expenses and other	24,724	30,114
Current assets of discontinued operation	—	100
Total current assets	141,593	147,657
Property and equipment, net	28,502	31,698
Goodwill	205,178	207,818
Other intangibles, net	21,004	27,392
Deferred taxes, long-term	21,213	23,020
Other assets	14,055	17,372
Noncurrent assets of discontinued operation	1,337	1,337

Total assets	$432,882	$456,294

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$10,155	$5,348
Dividends payable	6,712	—
Accrued liabilities	34,677	41,625
Deferred revenues	176,288	186,107
Current portion of long-term debt	20,000	20,000
Current liabilities of discontinued operation	632	600
Total current liabilities	248,464	253,680
Deferred revenues, long-term	7,250	7,809
Long-term income taxes payable	7,667	7,667
Long-term debt	235,000	285,000
Other long-term liabilities	8,447	11,171
Noncurrent liabilities of discontinued operation	2,324	2,782

Total liabilities	509,152	568,109

Stockholders’ deficit:
Common stock	516	513
Additional paid-in capital	58,394	42,533
Accumulated deficit	(142,765)	(165,870)
Accumulated other comprehensive income	7,585	11,009
Total stockholders’ deficit	(76,270)	(111,815)

Total liabilities and stockholders’ deficit	$432,882	$456,294

ADVENT SOFTWARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(GAAP, Unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
	2014	2013	2014	2013
Net revenues:
Recurring revenues	$90,689	$88,116	$272,352	$260,862
Non-recurring revenues	8,293	8,651	23,804	24,518

Total net revenues	98,982	96,767	296,156	285,380

Cost of revenues (1):
Recurring revenues	20,088	17,782	59,304	52,173
Non-recurring revenues	8,106	11,501	23,675	31,088
Amortization of developed technology	1,690	2,508	5,178	7,405

Total cost of revenues	29,884	31,791	88,157	90,666

Gross margin	69,098	64,976	207,999	194,714

Operating expenses (1):
Sales and marketing	17,658	18,546	55,687	58,967
Product development	16,962	17,369	51,805	52,254
General and administrative	10,846	10,894	32,115	43,895
Amortization of other intangibles	809	953	2,588	2,863
Recapitalization costs	—	—	—	6,041
Restructuring charges (benefit)	2,579	(157)	4,494	2,959

Total operating expenses	48,854	47,605	146,689	166,979

Income from continuing operations	20,244	17,371	61,310	27,735
Interest and other income (expense), net	(1,423)	(2,977)	(5,596)	(4,610)

Income from continuing operations before income taxes	18,821	14,394	55,714	23,125
Provision for income taxes	6,818	4,561	20,149	5,390

Net income from continuing operations	$12,003	$9,833	$35,565	$17,735

Discontinued operation:
Net (loss) income from discontinued operation (net of applicable taxes of $(14), $(16), $(38) and $45, respectively)	(20)	(20)	(57)	68

Net income	$11,983	$9,813	$35,508	$17,803

Basic net income (loss) per share (2):
Continuing operations	$0.23	$0.19	$0.69	$0.35
Discontinued operation	(0.00)	(0.00)	(0.00)	0.00
Total operations	$0.23	$0.19	$0.69	$0.35

Diluted net income (loss) per share (2):
Continuing operations	$0.22	$0.18	$0.66	$0.33
Discontinued operation	(0.00)	(0.00)	(0.00)	0.00
Total operations	$0.22	$0.18	$0.66	$0.33

Weighted average shares used to compute net income (loss) per share:
Basic	51,579	51,576	51,464	51,241
Diluted	53,877	53,937	53,574	53,329

Cash dividends declared per common share	$0.13	—	$0.26	—

(1) Includes stock-based employee compensation expense as follows:

Cost of recurring revenues	$793	$853	$2,469	$2,647
Cost of non-recurring revenues	293	578	1,022	2,690
Total cost of revenues	1,086	1,431	3,491	5,337

Sales and marketing	2,461	2,874	7,757	10,920
Product development	2,005	2,083	5,853	6,941
General and administrative	1,707	2,003	5,470	17,399
Total operating expenses	6,173	6,960	19,080	35,260

Total stock-based employee compensation expense	$7,259	$8,391	$22,571	$40,597

(2) Net income (loss) per share is based on actual calculated values and totals may not sum due to rounding.

ADVENT SOFTWARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended September 30
	2014	2013
Cash flows from operating activities:
Net income	$35,508	$17,803
Adjustment to net income for discontinued operation net loss (income)	57	(68)
Net income from continuing operations	35,565	17,735

Adjustments to reconcile net income to net cash provided by operating activities from continuing operations:
Stock-based compensation	22,571	40,597
Excess tax benefit from stock-based compensation	(9,003)	(4,220)
Depreciation and amortization	16,138	18,903
Amortization of debt issuance costs	1,079	593
Loss on disposal of fixed assets	2,786	—
(Reduction of) provision for doubtful accounts	(6)	290
Reduction of sales reserves	(538)	(196)
Deferred income taxes	10,370	6,281
Other	(500)	(45)
Effect of statement of operations adjustments	42,897	62,203
Changes in operating assets and liabilities:
Accounts receivable	3,443	4,181
Prepaid and other assets	7,789	(860)
Accounts payable	3,919	3,843
Accrued liabilities	(12,279)	(9,801)
Deferred revenues	(9,841)	(10,210)
Income taxes payable	84	(5,190)
Effect of changes in operating assets and liabilities	(6,885)	(18,037)

Net cash provided by operating activities from continuing operations	71,577	61,901

Cash flows from investing activities:
Purchases of property and equipment	(6,845)	(2,161)
Capitalized software development costs	(1,427)	(2,556)
Change in restricted cash	(173)	—
Purchases of marketable securities	—	(57,863)
Sales and maturities of marketable securities	—	228,619

Net cash (used in) provided by investing activities from continuing operations	(8,445)	166,039

Cash flows from financing activities:
Proceeds from common stock issued from exercises of stock options	3,171	18,382
Proceeds from common stock issued under the employee stock purchase plan	3,493	3,211
Excess tax benefits from stock-based compensation	9,003	4,220
Withholding taxes related to equity award net share settlement	(5,665)	(8,043)
Proceeds from debt	—	375,000
Repayment of debt	(50,000)	(120,000)
Payment of cash dividend	(6,693)	(470,133)
Repurchase of common stock	(12,878)	(41,256)
Debit issuance costs	—	(5,725)

Net cash used in financing activities from continuing operations	(59,569)	(244,344)

Net cash transferred to discontinued operation	(383)	(358)

Effect of exchange rate changes on cash and cash equivalents	(316)	(75)

Net change in cash and cash equivalents from continuing operations	2,864	(16,837)
Cash and cash equivalents of continuing operations at beginning of period	33,828	58,217

Cash and cash equivalents of continuing operations at end of period	$36,692	$41,380

	Nine Months Ended September 30
	2014	2013
Supplemental disclosure of cash flow information:
Noncash investing activities:
Capital expenditures included in accounts payable	$1,019	$738

Cash flows from discontinued operation of MicroEdge, Inc.:
Net cash used in operating activities	$(383)	$(358)
Net cash transferred from continuing operations	383	358

ADVENT SOFTWARE, INC.

RECONCILIATION OF SELECTED CONTINUING OPERATIONS’ GAAP MEASURES TO NON-GAAP MEASURES

(In thousands, except per share data)

(Unaudited)

To supplement our condensed consolidated financial statements presented in accordance with generally accepted accounting principles in the United States of America (or GAAP), Advent uses non-GAAP measures of continuing operations’ gross margin, operating income, net income and net income per share, which are adjusted to exclude certain costs, expenses and income we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Advent’s underlying operational results and trends and our marketplace performance. In addition, these non-GAAP results are among the information management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP.

	Three Months Ended September 30
	2014		2013
	Amount	% of Net Revenues	Amount	% of Net Revenues

GAAP gross margin	$69,098	69.8%	$64,976	67.1%
Amortization of acquired intangibles	1,194		1,883
Stock-based compensation	1,087		1,431
Non-GAAP gross margin	$71,379	72.1%	$68,290	70.6%

GAAP operating income	$20,244	20.5%	$17,371	18.0%
Amortization of acquired intangibles	2,002		2,836
Stock-based compensation	7,259		8,391
Restructuring charges (benefit)	2,579		(157)
Transaction related fees	—		565
Non-GAAP operating income	$32,084	32.4%	$29,006	30.0%

GAAP net income	$12,003		$9,833
Amortization of acquired intangibles	2,002		2,836
Stock-based compensation	7,259		8,391
Restructuring charges (benefit)	2,579		(157)
Transaction related fees	—		565
Income tax adjustment (1)	(3,914)		(4,549)
Non-GAAP net income	$19,929		$16,919

GAAP net income	$12,003		$9,833
Net interest	1,741		2,631
Provision for income taxes	6,818		4,561
Depreciation expense	2,825		2,771
Amortization expense	2,499		3,460
Stock-based compensation	7,259		8,391
Adjusted EBITDA	$33,145		$31,647

Diluted net income per share
GAAP	$0.22		$0.18
Non-GAAP	$0.37		$0.31

Shares used to compute diluted net income per share	53,877		53,937

(1)         The estimated non-GAAP effective tax rate was 35% for the three months ended September 30, 2014 and 2013, respectively, and has been used to adjust the provision for income taxes for non-GAAP net income and non-GAAP diluted net income per share purposes.

ADVENT SOFTWARE, INC.

RECONCILIATION OF PROJECTED CONTINUING OPERATIONS’ GAAP OPERATING INCOME %

TO NON-GAAP OPERATING INCOME %

(Preliminary and unaudited)

Advent provides projections for the non-GAAP measure of its continuing operations’ operating income percentage. This non-GAAP measure excludes certain costs and expenses which we believe is appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. Adjustments to our projected continuing operations’ GAAP results are made with the intent of providing management and investors a more complete understanding of Advent’s underlying operational results and trends and our marketplace performance. In addition, these adjusted non-GAAP projections are among the information management uses as a basis for planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles in the United States of America.

	Twelve Months Ending December 31, 2014
	Continuing Operations
	Operating Income %

Projected GAAP	20.5%	to	21.0%

Projected stock-based compensation adjustment		8.0%
Projected amortization of acquired developed technology and other acquired intangible asset adjustment		2.0%
Projected restructuring charge adjustment		1.0%

Projected non-GAAP	31.5%	to	32.0%